UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2003

Chiral Quest, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	33-13058-C (Commission File Number)	58-1486040 (IRS Employer Identification No.)

Princeton Corporate Plaza 7 Deer Park Drive, Suite E Monmouth Junction, NJ (Address of Principal Executive Offices)		08852 (Zip Code)

Registrant’s telephone number, including area code: (732) 274-0399

1981 Pine Hall Drive
State College, PA 16801
(Former Name or Former Address, if Changed Since Last Report)

Item 4. Change In Registrant’s Certifying Accountant.

     (a) Change in Registrant’s Certifying Accountant.

          (i) On December 9, 2003, the Registrant dismissed Weinberg & Company, P.A. as the Registrant’s independent public accountants. The Registrant’s Audit Committee participated in and approved the decision to change public accountants.

          (ii) The report of Weinberg & Company, P.A. on the Registrant’s financial statements for the most recent fiscal year contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principle.

          (iii) In connection with its audit for the most recent fiscal year and through December 9, 2003, there have been no disagreements with Weinberg & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Weinberg & Company, P.A. would have caused them to make reference thereto in its report on the financial statements for such years.

          (iv) During the most recent fiscal year and through December 9, 2003, none of the events specified in Item 304(a)(iv)(B) of Regulation S-B have occurred.

          (v) The Registrant has requested that Weinberg & Company, P.A. furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated December 30, 2003, is filed as Exhibit 16.1 to this Form 8-K.

     (b) New Independent Public Accountants.

     On December 12, 2003, the Registrant retained J.H. Cohn LLP to be its principal independent accountants. During the two most recent fiscal years and through December 12, 2003, the Registrant has not consulted with J.H. Cohn LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and either a written report was provided to the Registrant or oral advice was provided that J.H. Cohn LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement and required to be reported under Item 304(a)(1)(iv) of Regulation S-B and the related instructions thereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

16.1	Letter regarding Registrant’s change in independent public accountants.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiral Quest, Inc.

Date: December 30, 2003	By:	/s/ Alan. D. Roth, Ph.D.

Alan D. Roth, Ph.D. President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

16.1	Letter regarding Registrant’s change in independent public accountants.